UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2015 (December 16, 2015)

INTERCONTINENTAL EXCHANGE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

001-36198	46-2286804
(Commission File Number)	(IRS Employer Identification No.)

5660 New Northside Drive, Third Floor Atlanta, Georgia	30328
(Address of Principal Executive Offices)	(Zip Code)

(770) 857-4700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On December 16, 2015, Intercontinental Exchange, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Silver Lake Partners III, L.P., Silver Lake Technology Investors III, L.P., Warburg Pincus Private Equity X, L.P., Warburg Pincus X Partners, L.P., WP X Finance, L.P. and Igloo Co-Invest, LLC (the “Selling Stockholders”), and Credit Suisse Securities (USA) LLC (the “Underwriter”), pursuant to which the Selling Stockholders agreed to sell to the Underwriter, and the Underwriter agreed to purchase from the Selling Stockholders, subject to and upon the terms and conditions set forth therein, 5,669,002 shares (the “Securities”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a price of $239.10 per share (the “Offering”).

A copy of the Underwriting Agreement has been attached hereto as Exhibit 1.1, and is incorporated herein by reference. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit. The exhibit attached to this Current Report on Form 8-K shall be incorporated by reference in the Company’s Registration Statement on Form S-3 filed with the U.S. Securities and Exchange Commission on August 6, 2015, as amended on December 3, 2015 (No. 333-206169).

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibit

1.1	Underwriting Agreement, dated December 16, 2015, by and among Intercontinental Exchange, Inc., Credit Suisse Securities (USA) LLC and certain parties listed therein

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCONTINENTAL EXCHANGE, INC.

Date: December 22, 2015	By:	/s/ Andrew J. Surdykowski
	Name:	Andrew J. Surdykowski
	Title:	Senior Vice President, Associate General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

1.1	Underwriting Agreement, dated December 16, 2015 among Intercontinental Exchange, Inc., Credit Suisse Securities (USA) LLC and certain parties listed therein